Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-04583 of Equifax Inc. on Form S-8 of our report dated June 17, 2005, appearing in this Annual Report on Form 11-K of Equifax Inc. 401(k) Plan for the year ended December 31, 2004.

/s/ SMITH & HOWARD, P.C.

Smith & Howard, P.C.

Atlanta, GA

June 23, 2005